Exhibit 23.2

[Arthur Andersen LLP Letterhead]

Consent to Use of Report of Independent Certified Public Accountants

As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement, of our report on the consolidated financial statements of Chico’s FAS, Inc. and Subsidiaries dated March 4, 2002, included in Chico’s FAS, Inc. Form 10-K for the fiscal year ended February 2, 2002, and to all references to our firm included in this Registration Statement.

/s/ Arthur Andersen LLP

Tampa, Florida
May 10, 2002